EXHIBIT 10.2

CERTAIN PORTIONS OF THIS EXHIBIT
HAVE BEEN OMITTED AND FILED
SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT
TO A REQUEST FOR CONFIDENTIAL
TREATMENT. THE SYMBOL “****”
HAS BEEN INSERTED IN PLACE
OF THE PORTIONS SO OMITTED.

CITIBANK — MASTERCARD AGREEMENT

This Agreement, dated as of the Effective Date (as defined below), and made by and between Citibank, N.A., a national banking association, having its principal place of business at 399 Park Avenue, New York, NY 10043; Citibank (South Dakota), N.A., a national banking association having its principal place of business at 701 East 60th Street North, Sioux Falls, SD 57117; Citibank Canada, a Canadian chartered bank, having its principal place of business at 123 Front Street, Toronto, Ontario, M5C 2V6 Canada; Citibank USA, N.A., a national banking association having its principal place of business at 701 East 60th Street North, Sioux Falls, SD 57117; Citibank International, an Edge Act Bank chartered under the laws of the United States, having its principal place of business at 201 South Biscayne Blvd, Suite 3300, Miami, FL 33131; Citibank, F.S.B., a federal savings bank, having its principal place of business at 11800 Spectrum Center Drive, Reston, Virginia 20190; Citibank (West), FSB, a federal savings bank, having its principal place of business at One Sansome Street, San Francisco, California 94101 (the foregoing entities being individually and collectively referred to herein as “Citibank”) and MasterCard International Incorporated, a Delaware corporation having its principal place of business at 2000 Purchase Street, Purchase, New York 10557 (“MasterCard”);

WITNESSETH:

     WHEREAS, Citibank is licensed to issue Citibank MasterCard Cards (as defined below) in the United States of America (“U.S.”), Canada, Puerto Rico, and the United States Virgin Islands; and

     WHEREAS, MasterCard and Citibank (each a “Party” and together the “Parties”) intend to enter into an arrangement regarding Citibank MasterCard Cards;

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION I. DEFINED TERMS. The following terms shall have the following meanings:

A.	“Account” means the record, maintained by Citibank, of activity with respect to any Card, without regard to the number of Cards issued to Persons for use in making charges billed to the Card Account.

B.	“Acquired Card Inclusion Agreement” has the meaning set forth in Section VII.D.

C.	“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including, with its correlative meanings, “controlled by” or “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

D.	“Agent Bank” shall mean a Card issuer or other entity engaged in an agent banking relationship with Citibank.

E.	“Agreement” means this Citibank-MasterCard Agreement, including any exhibits that are or may be appended hereto, as it may, from time to time, be amended in accordance with Section VII.M hereof.

F.	“Applicable Law” means, with respect to any Person, any law (including common law), ordinance, judgment, order, decree, injunction, permit, statue, treaty, rule or regulation, regulatory bulletin or guidance, regulatory examination, order or recommendation, or determination of (or agreement with) an arbitrator or a Governmental Authority, applicable to such Person.

G.	“Area of Use” means the U.S., Canada, Puerto Rico and the United States Virgin Islands.

H.	“Card” means a Credit Card or Debit Card, any stored value card or any other general purpose card (including a combined Credit Card and Debit Card) issued by Citibank and branded by MasterCard or a Competing Brand, and includes the Account number and all alternative modes of access thereto (e.g., a convenience check or a virtual card). “Card” shall also include a card issued by Citibank in the U.S. or Canada that contains both the Diners Club brand and the MasterCard brand on the front of such card. “Card” shall not include any Enabled International Cards as defined in and issued pursuant to the Diners Agreement.

I.	“Cardholder” means a Person obligated on a Card Account.

J.	“Citibank” has the meaning set forth in the preamble.

K.	“Citibank Active Account” means an Account for which there has been a Cardholder purchase, cash advance, or other spending activity within the three months prior to the date of measurement.

L.	“Citibank MasterCard Account” means an Account to which a Citibank MasterCard Card has been issued.

M.	“Citibank MasterCard Active Account” means a Citibank MasterCard Account for which there has been a Cardholder purchase, cash advance, or other spending activity within the three months prior to the date of measurement.

N.	“Citibank MasterCard Active Account Share” means, for any period of calculation, the ratio of Citibank MasterCard Active Accounts for such period of calculation to all Citibank Active Accounts for such period of calculation, expressed as a percentage.

O.	“Citibank MasterCard Card” means a Card bearing one or more names, logos, holograms, or service marks of MasterCard.

P.	“Citibank MasterCard Card GDV” means, for any period of calculation, the aggregate amount of all GDV on all Citibank MasterCard Cards issued in or to residents of the Area of Use, as reported for such applicable period of calculation.

Q.	“Co-branded Card” means a Card that is issued pursuant to an agreement between Citibank and any third party, which Card is issued by Citibank under an affinity Card program that employs the trademark, trade name, logotype, good will, good name, or reputation of such third party and that provides a value proposition to the Cardholder(s) via such affinity or branding relationship.

R.	“Competing Brand” shall mean any brand owned or licensed by VISA, American Express, Discover, JCB, or any other brand that the Parties reasonably and mutually determine to be in competition with MasterCard.

S.	“Confidential Information” has the meaning set forth in Section IV.A.

T.	“Core Services” shall consist of those services ****.

U.	“Credit Card” means a general purpose credit device, including a charge card, a consumer credit card or a commercial credit card, that can be used to access a line of credit, either to make purchases or to effect cash advances, and that is maintained on behalf of the cardholder by an issuer. “Credit Card” shall not include any Debit Card.

V.	“Debit Card” means a general purpose debit device that can be used to access a checking, savings, NOW, current, sight deposit or share draft account or other prepaid deposit account which is maintained by or on behalf of a cardholder with an issuer. “Debit Card” shall not include any Credit Card or any on-line PIN-based debit card (e.g. which does not require the signature of the cardholder and there is an immediate deduction from the account of the amount accessed effected by a single interbank message).

W.	“Defaulting Party” has the meaning set forth in Section VI.B.2.

X.	“Diners Agreement” means that certain agreement entered into by and among MasterCard, Citibank USA, N.A. and certain Affiliates of Citibank USA, N.A. named therein, dated March 31, 2004.

Y.	“Disclosing Party” has the meaning set forth in Section IV.A.

Z.	“Dispute” has the meaning set forth in Section VII.L.

AA.	“Effective Date” has the meaning set forth in Section VI.A.

BB.	“GDV” means, for any period of calculation, ****. Any activity denominated in a currency other than U.S. dollars shall be converted to U.S. dollars for purposes of GDV calculations in accordance with MasterCard’s standard methodology, in effect from time to time.

CC.	“Governmental Authority” means any of the following with due jurisdiction over this Agreement or either Party: (1) nation, state, county, city, town, borough, village, district or other jurisdiction; (2) federal, state, local, municipal, foreign or other government; (3) governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising due governmental powers); (4) multinational organization or body; (5) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or (6) official of any of the foregoing.

DD.	“Includes” or “including” means without limitation.

EE.	“Indemnified Parties” has the meaning set forth in Section VII.K.

FF.	“Indemnifying Party” has the meaning set forth in Section VII.K.

GG.	“Initial Instance Quarter” has the meaning set forth in Section II.A.5.a.

HH.	“Issuer Fees” means all fees and assessments that MasterCard imposes on its Members from time to time, in respect of the gross dollar volume on, and transactions using, MasterCard Debit Cards or Credit Cards issued by such Members that are located in the Area of Use. The term includes fees and assessments imposed in respect of counterfeit cards, but does not include cross border or merchant investment fees that are required to be collected at the time of, or in connection with, interchange revenue received by an issuer. “Issuer Fees” do not include any component of foreign exchange calculations or revenues.

II.	“MasterCard” has the meaning set forth in the preamble.

JJ.	“MasterCard Rules” means the MasterCard Bylaws and Rules, dated April 2004, and such other bylaws, rules, policies, procedures, bulletins, memoranda, board of directors actions and other directives as may be adopted, modified, supplemented, changed or rescinded by MasterCard from time to time, to the extent the foregoing apply in the Area of Use.

KK.	“MasterCard Standard Pricing” means, for any period of calculation, the aggregate Issuer Fees for Core Services that, but for this Agreement, would apply to Citibank in respect of Citibank MasterCard Cards issued in or to residents of the Area of Use.

LL.	“MCBS” means the MasterCard Consolidated Billing System.

MM.	“Measurement Period” means each twelve (12) month period during the Term that begins on the Effective Date.

NN.	“Member” has the meaning ascribed to it in the MasterCard Rules.

OO.	“Party” and “Parties” have the meanings set forth in the recitals.

PP.	“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity.

QQ.	“Quarterly Member Report” means the quarterly report required to be filed by Members under the MasterCard Rules.

RR.	“Rebate” has the meaning set forth in Section II.A.6.

SS.	“Receiving Party” has the meaning set forth in Section IV.A.

TT.	“SEC” has the meaning set forth in Section IV.J.

UU.	“Target Percentage” has the meaning set forth in Section II.B.2.a.

VV.	“Term” has the meaning set forth in Section VI.A.

WW.	“True-Up Amount” has the meaning set forth in Section II.B.3.

XX.	“User-Pay Services” means all optional Member-specific, customized, user-based or similarly optional services offered or provided by MasterCard to a Member in respect of MasterCard Cards, the costs of which services are charged to specific participating Members, other than Core Services. “User-Pay Services” also includes any services that MasterCard offers or provides in replacement for any of the foregoing.

YY.	“VISA” means VISA U.S.A., Inc., VISA International, Inc. and any Affiliate of VISA International, Inc., or their successors, that authorize issuance in the Area of Use.

SECTION II. BENEFITS. In consideration of Citibank’s full and timely performance of its commitments and other obligations under this Agreement, MasterCard will provide benefits to Citibank as follows:

A.	Quarterly Pricing Procedure. For each calendar quarter during the Term, subject to the provisions of this Agreement, Issuer Fees for Core Services for Citibank MasterCard Card GDV during such calendar quarter shall be subject to the following ****:

1.	If, for such calendar quarter, the Citibank MasterCard Card GDV was greater than or equal to **** but less than ****, then Citibank’s Issuer Fees for Core Services for such calendar quarter shall be calculated as **** basis points (****) times all Citibank MasterCard Card GDV for such calendar quarter.

2.	If, for such calendar quarter, the Citibank MasterCard Card GDV was greater than or equal to **** but less than ****, then:

a.	Citibank’s Issuer Fees for Core Services for the first **** of Citibank MasterCard Card GDV for such calendar quarter shall be calculated as **** basis points (****) times such **** in Citibank MasterCard Card GDV; and

b.	Citibank’s Issuer Fees for Core Services for the incremental Citibank MasterCard Card GDV in excess of **** for such calendar quarter shall be calculated as **** basis points (****) times such incremental Citibank MasterCard Card GDV.

3.	If, for such calendar quarter, the Citibank MasterCard Card GDV was greater than or equal to ****, then Citibank’s Issuer Fees for Core Services for such calendar quarter shall be calculated as **** basis points (****) times all Citibank MasterCard Card GDV for such calendar quarter.

4.	If, for such calendar quarter, the Citibank MasterCard Card GDV was greater than or equal to **** but less than ****, then Citibank’s Issuer Fees for Core Services for such calendar quarter shall be calculated in accordance with the following:

a.	Calculation of applicable rate in basis points (R) = ****÷ (x ÷ ****)

where “x” represents the actual Citibank MasterCard Card GDV for such calendar quarter.

b.	Then Citibank’s Issuer Fees for Core Services for such calendar quarter shall be calculated as (R) (determined in accordance with Section II.A.4.a) times all Citibank MasterCard Card GDV for such calendar quarter.

c.	For example, if for such calendar quarter the Citibank MasterCard Card GDV was equal to **** then (i) the applicable rate would be **** basis points (****), calculated as (****÷ (****÷ ****)) and (ii) Citibank’s Issuer Fees for Core Services for such calendar quarter would be calculated as **** times ****.

5.	If, for such calendar quarter, the Citibank MasterCard Card GDV was less than ****, then Citibank’s Issuer Fees for Core Services for such calendar quarter shall be calculated in accordance with the following:

a.	The first time during the Term that the Citibank MasterCard Card GDV for a calendar quarter is less than **** (the “Initial Instance Quarter”) Citibank’s Issuer Fees for Core Services for such calendar quarter shall be calculated in accordance with Sections II.A.4.a and II.A.4.b above.

b.	After the Initial Instance Quarter, for any ensuing calendar quarter during the Term that the Citibank MasterCard Card GDV for such calendar quarter is less than ****, then Citibank’s Issuer Fees for Core Services for such calendar quarter shall be mutually agreed to by the Parties, provided, that if the Parties cannot reach an agreement as to the alternative rate within seven (7) days after MasterCard has received all reports required by Section V for such calendar quarter then the Issuer Fees for Core Services for such quarter shall be calculated in accordance with MasterCard Standard Pricing.

6.	Notwithstanding the above, Citibank shall pay MasterCard Standard Pricing on Citibank MasterCard GDV in accordance with the MasterCard Rules; the applicable alternative rates described above will be reflected in a rebate (the “Rebate”) computed by MasterCard using the information provided by Citibank pursuant to Section V. Within thirty (30) days after MasterCard has received all reports required by Section V for a calendar quarter, the Parties will promptly arrange for such payments as are necessary to reflect the application of the appropriate alternative rate, if any, to the actual Citibank MasterCard Card GDV for such calendar quarter. MasterCard shall make portions of each Rebate payment to Citibank USA, N.A. and Citibank Canada by one of the following means, as designated by Citibank: crediting the Citibank USA, N.A. and Citibank Canada accounts in MCBS; wire transfer to an account designated by Citibank; or such other payment method as is reasonably requested by Citibank. The portion of the Rebate payment to Citibank Canada shall be calculated based on the equivalent portion of the GDV that is attributable to Citibank MasterCard Cards issued by Citibank Canada. The remaining Rebate payment shall be paid to Citibank USA, N.A. which shall distribute all or a portion of such remaining amounts to the other Citibank entities that are Parties as it may determine in its reasonable discretion (and shall allocate to such Citibank entities responsibility for any payments owed to MasterCard pursuant to this Agreement in its reasonable discretion). The procedures described in the previous three sentences shall also be used for payments owed to Citibank pursuant to Section II.B.3 below.

7.	Notwithstanding the above, ****.

B.	Yearly True-Up Procedure. At the conclusion of each Measurement Period, subject to the provisions of this Agreement, the Parties shall review the Citibank MasterCard Card GDV during such Measurement Period for the following purposes:

1.	If, for such Measurement Period, the Citibank MasterCard Card GDV was greater than or equal to ****, then the Parties shall reconcile the Issuer Fees for Core Services paid by Citibank for the four calendar quarters of such Measurement Period pursuant to Section II.A above (including any Rebate paid by MasterCard to Citibank) in accordance with the following:

a.	If, for such Measurement Period, the Citibank MasterCard Card GDV was greater than or equal to **** but less than ****, then Citibank’s Issuer Fees for Core Services for such Measurement Period shall be calculated as **** basis points (****) times all Citibank MasterCard Card GDV for such Measurement Period.

b.	If, for such Measurement Period, the Citibank MasterCard Card GDV was greater than or equal to **** but less than ****, then:

(i)	Citibank’s Issuer Fees for Core Services for the first **** of Citibank MasterCard Card GDV for such Measurement Period shall be calculated as ****basis points (****) times such **** in Citibank MasterCard Card GDV; and

(ii)	Citibank’s Issuer Fees for Core Services for the incremental Citibank MasterCard Card GDV in excess of **** for such Measurement Period shall be calculated as **** basis points (****) times such incremental Citibank MasterCard Card GDV.

c.	If, for such Measurement Period, the Citibank MasterCard Card GDV was greater than or equal to ****, then Citibank’s Issuer Fees for Core Services for such Measurement Period shall be calculated as ****basis points (****) times all Citibank MasterCard Card GDV for such Measurement Period.

2.	If, for such Measurement Period, the Citibank MasterCard Card GDV was less than ****, then the Parties shall reconcile the Issuer Fees for Core Services paid by Citibank for the four calendar quarters of such Measurement Period pursuant to Section II.A above (including any Rebate paid by MasterCard to Citibank) in accordance with the following:

a.	If, for such Measurement Period, the Citibank MasterCard Card GDV was greater than or equal to **** but less than **** and during such Measurement Period the Citibank MasterCard Active Account Share equaled or exceeded **** (****%) (the “Target Percentage”), then Citibank’s Issuer Fees for Core Services for such Measurement Period shall be calculated as follows:

(i)	Calculation of applicable rate in basis points (R) = **** ÷ (x ÷ ****)

where “x” represents the actual Citibank MasterCard Card GDV for such Measurement Period.

(ii)	Then Citibank’s Issuer Fees for Core Services for such calendar quarter shall be calculated as (R) (determined in accordance with Section II.B.2.a.(i)) times all Citibank MasterCard Card GDV for such Measurement Period.

(iii)	For example, if for such Measurement Period the Citibank MasterCard Card GDV was equal to **** then (i) the applicable rate would be **** basis points (****), calculated as (**** ÷ (**** ÷ ****)) and (ii) Citibank’s Issuer Fees for Core Services for such Measurement Period would be calculated as ****times ****.

b.	If, for such Measurement Period, the Citibank MasterCard Card GDV was greater than or equal to **** but less than **** and during such Measurement Period Citibank did not satisfy the Target Percentage, then Citibank’s Issuer Fees for Core Services for such Measurement Period shall be calculated as follows:

(i)	Calculation of applicable rate in basis points (R) = [(**** ÷ (x ÷ ****)) + ****]

where “x” represents the actual Citibank MasterCard Card GDV for such Measurement Period.

(ii)	Then Citibank’s Issuer Fees for Core Services for such calendar quarter shall be calculated as (R) (determined in accordance with Section II.B.2.b.(i)) times all Citibank MasterCard Card GDV for such Measurement

Period.

(iii)	For example, if for such Measurement Period the Citibank MasterCard Card GDV was equal to **** and the Target Percentage was not satisfied then (i) the applicable rate would be **** basis points (****), calculated as [(**** ÷ (**** ÷ ****)) + ****] and (ii) Citibank’s Issuer Fees for Core Services for such Measurement Period would be calculated as **** times ****.

c.	If, for such Measurement Period, the Citibank MasterCard Card GDV was less than ****, then Citibank’s Issuer Fees for Core Services for such Measurement Period shall be mutually agreed to by the Parties, provided, that if the Parties cannot reach an agreement as to the alternative rate within seven (7) days after MasterCard has received all reports required by Section V for such Measurement Period then the Issuer Fees for Core Services for such Measurement Period shall be calculated in accordance with MasterCard Standard Pricing.

3.	Notwithstanding the above, during each calendar quarter of such Measurement Period Citibank shall pay Issuer Fees for Core Services on Citibank MasterCard GDV in accordance with Section II.A; the applicable alternative rates described in this Section II.B will be reflected in an annual rebate to Citibank or annual payment to MasterCard, as applicable (the “True-Up Amount”) computed by MasterCard using the information provided by Citibank pursuant to Section V. Within thirty (30)) days after MasterCard has received all reports required by Section V for such Measurement Period, the Parties will promptly arrange for payment of the True-Up Amount to reflect the application of the appropriate alternative rate, if any, provided in this Section II.B to the actual Citibank MasterCard Card GDV for such Measurement Period.

SECTION III. COMMITMENTS. In consideration of MasterCard’s obligation to provide benefits as provided in this Agreement, Citibank agrees to observe the following commitments:

A.	****.

B.	****.

C.	****.

SECTION IV. CONFIDENTIALITY.

A.	In General. The terms of this Agreement and all information provided pursuant to or in connection with either Party’s performance under this Agreement (“Confidential Information”) is confidential and proprietary to the Party providing the Confidential Information (“Disclosing Party”) to the other Party (“Receiving Party”). Notwithstanding the foregoing, Confidential Information shall not include information which: (i) is or hereafter becomes part of the public domain through no fault of the Receiving Party; (ii) is received from or furnished to a third party without similar restriction on the third party’s rights; (iii) is independently developed by the Receiving Party; or (iv) is disclosed pursuant to a requirement of Applicable Law. If the Receiving Party asserts that any exception set out in the preceding sentence allows the disclosure of any Confidential Information, it shall promptly submit to the Disclosing Party written documentation demonstrating the applicability of the claimed exception.

B.	Use. The Receiving Party shall not use any Confidential Information provided by the Disclosing Party for any purposes other than as permitted or required under this Agreement or the MasterCard Rules.

C.	Disclosure. Without the express written consent of the Disclosing Party, the Receiving Party shall not disclose or provide access to any Confidential Information to any Person, with the exception of disclosure to any Affiliate, agent, representative, servant, contractor and employee that has a need to know, for the purposes of complying with its obligations hereunder, the specific Confidential Information, and that has agreed to keep confidential such Confidential Information.

D.	Data Protection. The Receiving Party shall take reasonable measures, using the same care taken by such Party to safeguard its own confidential and proprietary information, to prevent disclosure by its Affiliates, agents, representatives, servants, contractors and employees of any Confidential Information.

E.	Post-Termination Obligations. Upon the conclusion of the Term, the Receiving Party shall, upon reasonable request from the Disclosing Party, return or destroy all Confidential Information provided by the Disclosing Party, including any summaries thereof, and all copies and duplicates thereof (in whatever form maintained), except as may be otherwise required by Applicable Law.

F.	Remedies. The Parties acknowledge that the Confidential Information provided by the Disclosing Party constitutes confidential and proprietary information of the Disclosing Party and that use or disclosure thereof by the Receiving Party or any Affiliates, agents, representatives, servants, contractors or employees of such Receiving Party, other than in accordance with the express terms of this Agreement or as otherwise authorized in writing by a senior officer of the Disclosing Party, constitutes a material breach of the Agreement or, after the Term, of such Disclosing Party’s continuing rights. In such event, the Parties acknowledge that such Disclosing Party may be immediately and irreparably harmed, that money damages may not provide full and appropriate relief, and that, notwithstanding any other provision hereof, such Disclosing Party may therefore immediately seek to terminate this Agreement and obtain an order for appropriate injunctive relief.

G.	Notice. Each Party shall notify the other immediately of any loss or unauthorized disclosure or use of Confidential Information that comes to such Party’s attention.

H.	Subpoenas, Etc. In the event that either Party receives a subpoena, court order or other similar process purporting to require it to disclose Confidential Information, it shall provide the other Party with written notice and documentation thereof as soon as practicable, and shall cooperate with the other Party in the event that such other Party determines to seek a protective order or other remedy with regard to such disclosure.

I.	No Public Announcement. Neither Party shall issue any public announcements or make any published statements regarding this Agreement or the subject matter hereof, without the prior written consent of the other Party; provided however that the Parties shall work together in good faith to develop mutually-agreed upon responses to media inquiries concerning this Agreement.

J.	Confidential Treatment. If MasterCard or Citibank is required to file this Agreement as an exhibit to any report or other filing with the Securities and Exchange Commission (the “SEC”), such Party shall file with the Secretary of the SEC an application requesting confidential treatment of the Agreement pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, at or about the time of such filing, provided that no such filing shall be deemed to violate this Section IV.

SECTION V. REPORTING AND AUDIT.

A.	Citibank Reporting. Within fifteen (15) days following the close of each calendar quarter during a Measurement Period and within fifteen (15) days following the close of each Measurement Period, Citibank will report information in accordance with the MasterCard Rules in the Quarterly Member Report or such other reports as are required by the MasterCard Rules. Citibank shall provide information to MasterCard concerning Citibank Active Accounts on an as-needed basis as required to effectuate this Agreement or under the MasterCard Rules.

B.	MasterCard Audit Rights. MasterCard and its designated auditors shall have the right to audit Citibank’s books and records to verify all information supplied by Citibank pursuant to Section V.A. MasterCard shall give Citibank not less than thirty (30) days prior notice of the scope and nature of any such audit. Each audit shall be conducted at MasterCard’s expense and shall be conducted at all times so as to not unreasonably interfere with the normal business and operations of Citibank. Subject to the foregoing, Citibank shall cooperate, and cause the cooperation of its independent auditors and other necessary personnel, in the conduct of each audit. If an audit reveals that a Party has overpaid or underpaid any sum owing hereunder, the Parties shall promptly arrange for such payments as are necessary to correct the overpayment or underpayment (exclusive of the time value of money).

C.	MasterCard Reporting. Each payment by MasterCard hereunder shall be accompanied by adequate supporting documentation. If Citibank reasonably requests additional supporting documentation, MasterCard shall promptly fulfill such request.

SECTION VI. TERM AND TERMINATION.

A.	Term. Unless terminated earlier in accordance with the terms hereof, the term of this Agreement will begin on January 1, 2004 (the “Effective Date”) and shall continue through December 31, 2013 (the “Term”).

B.	Termination. Either Party shall have the right to terminate this Agreement immediately upon written notice to the other Party if:

1.	The other Party fails to observe or perform any of its material obligations under this Agreement, which failure is not cured within thirty (30) days after notice of the failure, or if cure cannot be effected in such time, then within such additional time as is necessary to cure using commercially reasonable efforts.

2.	The other Party (“Defaulting Party”): (a) admits in writing its inability to pay its debts generally as they become due; (b) becomes insolvent (whether by balance sheet insolvency or a failure to meet its obligations in the ordinary course); (c) makes an assignment for the benefit of its creditors; (d) calls a meeting of creditors; (e) files any voluntary petition in bankruptcy under the U.S. Bankruptcy Code, under the laws of Puerto Rico or Canada, or under any similar state, provincial or local bankruptcy or insolvency laws, as in effect from time to time; (f) has an involuntary petition in bankruptcy filed against it under any such law and such petition is not discharged within sixty (60) days from the date of filing; (g) consents to the appointment of a receiver for all or a substantial portion of its property; and/or (h) becomes subject to an order of a court of competent jurisdiction assuming custody, attaching or sequestering all or a material portion of the Defaulting Party’s property or assets, which order is not suspended or terminated within sixty (60) days from the inception thereof.

SECTION VII. OTHER TERMS AND CONDITIONS.

A.	Taxes. All payments, consideration and the value of services made by the Parties under this Agreement shall be deemed inclusive of all sales, use, excise, occupancy, income and similar taxes, the sole obligation for reporting and remittance of which shall be that of the Party to which the payment is made. For tax purposes, the Parties agree to treat the Rebate as an adjustment to the Issuer Fees payable to MasterCard under this Agreement, any similar agreement or otherwise payable to MasterCard pursuant to MasterCard Rules.

B.	MasterCard Assessments and Fees.

1.	****.

2.	****.

C.	Notices. Any notice, advice or other written information, documentation or statement required or permitted to be given under the Agreement shall be deemed duly given to a Party upon hand delivery, upon receipt if sent by an international courier delivery service of general commercial use and acceptance to the following addresses or such other address as may hereafter be designated by notice given by such Party, or upon delivery by e-mail or facsimile transmission, so long as receipt of such delivery is evidenced in writing:

If to Citibank:

Address:

Chairman and CEO Citicorp Credit Services, Inc. One Court Square, Forty-First Floor Long Island City, New York 11120

With a copy to:

Director, Association Management Citicorp Credit Services, Inc. One Court Square, Forty-First Floor Long Island City, New York 11120

If to MasterCard:

Address:

Executive Vice President, Global Key Accounts MasterCard International Incorporated 2000 Purchase Street Purchase, NY 10577-2509

With a copy to:

General Counsel MasterCard International Incorporated 2000 Purchase Street Purchase, NY 10577-2509

D.	Entire Agreement. This Agreement evidences the entire agreement and understanding between the Parties with respect to the transactions contemplated hereby in the Area of Use and supersedes the following agreements as to the subject matter hereof: (i) the agreement entered into among Citibank (South Dakota), N.A., MasterCard and certain other parties as of March 1, 1999 (the “Prior Agreement”), (ii) the incentive agreement relating to Puerto Rico entered into by Citibank International, MasterCard and certain other parties as of December 18, 2003 and (iii) the incentive agreement relating to Canada entered into by Citibank Canada and MasterCard as of January 1, 2001. In addition, the Parties do not intend for this Agreement, in any way, to supersede the agreement entered into by MasterCard and Citibank USA, N.A. as of November 3, 2003 (the “Acquired Card Inclusion Agreement”). The Parties intend for such Acquired Card Inclusion Agreement to remain effective in accordance with its terms for the stated duration therein. However, upon the conclusion of the term thereof, any cards subject to such Acquired Card Inclusion Agreement will be included in this Agreement for the duration of the Term, subject to all the terms and conditions contained herein.

E.	Release. The Parties acknowledge that as of the Effective Date the Prior Agreement is terminated in its entirety and is of no further force or effect whatsoever. Each Party hereby agrees and acknowledges that as of the date of execution of this Agreement it has received all payments and services due to it from the other Party under the Prior Agreement pursuant to the terms thereof up to the date of execution of this Agreement and that such payments and services represent the full and complete satisfaction of any liabilities that such Party may have with respect to such Prior Agreement. In consideration of the execution of this Agreement and the full and timely performance of each Party’s obligations hereunder, MasterCard, Citibank and each of their respective Affiliates, jointly and severally, release and forever discharge each other and each other’s Affiliates from and against any and all manner of actions, causes, causes of actions, claims, suits, debts, controversies, damages, judgments, liabilities, executions and demands whatsoever, whether asserted or unasserted, suspected or unsuspected, known or unknown, foreseen or unforeseen, actual or contingent, liquidated or unliquidated, in law or in equity, which either Citibank, MasterCard or any of their respective Affiliates may have against the other Party or any of the other Party’s Affiliates, that arise out of, or are related in any way to, the Prior Agreement (including under the MasterCard Rules with respect to the Prior Agreement).

F.	Express Waiver. Neither MasterCard nor Citibank believe that the relief provided in the decision and final judgment in United States v. VISA U.S.A., et al., 98 Civ. 7076 (BSJ) would permit Citibank to terminate its obligations under this Agreement. However, in the event that a court of competent jurisdiction determines otherwise, Citibank hereby explicitly waives any such right. In the event that such waiver is not recognized by a court of competent jurisdiction and Citibank rescinds its obligations under this Agreement pursuant to such relief, Citibank hereby agrees to repay to MasterCard all amounts received by it from MasterCard under this Agreement prior to such rescission.

G.	Survival. Except as otherwise provided herein, the obligations in Sections II and V shall survive for forty-five (45) days after the conclusion of the Term; the obligations in Section VII.A shall survive for the applicable statute of limitations period, plus thirty (30) days; the rights and obligations in Section VII.B shall survive through the payment of any Rebates or True-Up Amounts required thereby; and the obligations in Section IV and Sections VII.C through VII.M shall survive any termination of this Agreement for a period of five (5) years.

H.	Assignment. No Party may assign or otherwise convey this Agreement, or any of its rights and obligations hereunder, to any third party without the prior written consent of MasterCard and Citibank, which may be withheld in such Party’s sole discretion, and any such attempted assignment without consent shall be void; provided, however, that, upon thirty (30) days prior written notice to the other Party, any Party may assign or transfer this Agreement in whole or in part to an Affiliate with reasonably sufficient or comparable resources to perform the assigned provisions hereof. If any Person acquires any interest in this Agreement or the subject matter hereof in any manner, whether by voluntary or involuntary transfer, operation of Applicable Law or otherwise, such interest shall be held subject to all of the terms of the Agreement and by taking or holding such interest, such Person shall be conclusively deemed to have agreed to be bound by, and to comply with, all of the terms and obligations of the Agreement, and the Parties shall use commercially reasonable efforts to cause such Person to execute any applicable documents to reflect the rights and obligations obtained by such Person. All rights, remedies and obligations of the Parties shall accrue or apply solely thereto or to their permitted successors or assigns, and there is no intent to benefit or obligate any other Person hereby.

I.	No Violation. Notwithstanding anything else contained in this Agreement, neither MasterCard nor Citibank (nor any of their respective Affiliates) shall, and none of them shall be obligated to, take any action that such entity believes in good faith would violate, or would cause any of them to violate, Applicable Law.

J.	Representations, Warranties and Covenants.

1.	Each Party covenants, represents and warrants to the other that on a continuing basis during the Term, and for such additional period after the Term during which such Party has not completed full performance of its obligations hereunder, that: (i) it is duly organized, validly existing and in good standing under Applicable Law and (ii) it has full corporate power and authority to execute, deliver, and perform this Agreement according to its terms, it possesses all licenses, consents, and approvals required to do so, and the execution, delivery, and performance of this Agreement have been duly authorized by it.

2.	Each Party represents and warrants to the other that as of the Effective Date there are no actions, suits, or proceedings existing or pending against or affecting it before any Governmental Authority which would have a material adverse effect on its ability to perform its obligations hereunder except for proceedings which it is contesting and challenging in good faith and which it does not reasonably believe will result in a final order or decree materially affecting its ability to perform this Agreement.

3.	Citibank covenants, represents and warrants to MasterCard on a continuing basis during the Term, and for such additional period after the Term during which Citibank has not completed full performance of its obligations hereunder, that Citibank shall cause all Affiliates of Citibank that issue Cards in the Area of Use to become Parties hereto.

4.	MasterCard covenants, represents and warrants to Citibank on a continuing basis during the Term, and for such additional period after the Term during which MasterCard has not completed full performance of its obligations hereunder, that in the event that Citibank causes an Affiliate of Citibank to become a Party hereto pursuant to Section VII.J.3, then MasterCard, subject to all the terms and conditions contained in this Agreement, shall make available to such Affiliate the enumerated benefits hereunder.

K.	Indemnification. Each Party (the “Indemnifying Party”) agrees, at its own expense, to defend, protect, indemnify, and hold the other Party and its Affiliates, and any of their directors, officers, employees and agents (the “Indemnified Parties”) harmless from and against any action or threatened action, suit, claim or proceeding (including regulatory actions), whether or not well grounded, arising out of any alleged act or omission of the Indemnifying Party, its employees, agents, and subcontractors relating to the subject matter of this Agreement and against any and all expenses (including reasonable attorney’s fees), judgments, fines, costs, amounts paid in settlement or any loss or damage incurred by any of the Indemnified Parties relating thereto. Each Party shall give prompt notice to the other Party of any event or circumstances that it believes gives rise to an obligation of indemnity, and the Parties shall cooperate with each other in the defense and resolution thereof.

L.	Dispute Resolution. The Parties will endeavor in good faith to promptly settle any disputes relating to this Agreement (each a “Dispute”). If the appropriate members of each Party’s management team cannot promptly settle a Dispute, senior executives from each Party will try to resolve the dispute. If no resolution is reached then either Party may submit the Dispute to the American Arbitration Association for binding arbitration. The Party prevailing in such arbitration shall be entitled to a recovery of its costs and attorneys fees from the non-prevailing Party. Subject to Section IV.F, the procedures included in this Section VII.L will be the exclusive procedures for resolution of any and all Disputes.

M.	Miscellaneous. A failure or delay of either Party to enforce any provision of or exercise any right under this Agreement shall not be construed to be a waiver. No waiver by a Party shall be effective unless expressly made in writing. If any provision of this Agreement is held by a court (pursuant to Section IV.F) or an arbitrator to be unenforceable or invalid in any respect, such unenforceability or invalidity shall not affect any other provision of this Agreement, and this Agreement shall then be construed as if such unenforceable or invalid provisions had never been a part of this Agreement and the Parties shall immediately commence negotiations in good faith to reform this Agreement to make alternative provisions herein that reflect the intentions and purposes of the severed provisions in a manner that does not run afoul of the basis for such unenforceability or invalidity. The captions in this Agreement are included for convenience only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be amended or modified only in a written agreement signed by all Parties. This Agreement shall be binding upon, and inure to the benefit of, each Party’s respective successors and assigns. This Agreement and the respective rights and obligations of the Parties shall be governed by the laws of the State of New York without reference to its conflict-of-laws or similar provisions that would mandate or permit application of the substantive Applicable Law of any other jurisdiction. This Agreement may be executed in one or more counterparts, each of which, taken together, shall constitute but one original document. Citibank’s obligations under this Agreement supplement (and do not replace) Citibank’s obligations under the MasterCard Rules.

(one signature page follows)

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on this     day of May, 2004.

MASTERCARD INTERNATIONAL INCORPORATED	CITIBANK (SOUTH DAKOTA), N.A.
/s/ Alan Heurer	/s/ Douglas C. Morrison

By: Alan Heurer	By: Douglas C. Morrison
Title:	Title: Chief Financial Officer/O&T
Date:	Date:

CITIBANK, N.A.	CITIBANK USA, N.A.
/s/ Maryanne Mayner	/s/ Douglas C. Morrison

By: Maryanne Mayner	By: Douglas C. Morrison
Title:	Title: Chief Financial Officer/O&T
Date:	Date:

CITIBANK CANADA	CITIBANK INTERNATIONAL
/s/ Martin Johansson	/s/ Miguel A. Cervoni, CFA

By: Martin Johansson	By: Miguel A. Cervoni
Title: Chief Executive Officer	Title: President
Date:	Date:

CITIBANK, F.S.B.	CITIBANK (WEST), FSB
/s/ Paul D. Burner	/s/ Michael Washington

By: Paul D. Burner	By: Michael Washington
Title: CFO-CBNA	Title:
Date:	Date: